Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2017, relating to the consolidated financial statements of BSQUARE Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Seattle, Washington

August 8, 2017